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                                                                    Exhibit 99.1

[LOGO OF MYRIAD]                               [LOGO OF LABCORP]


Contacts:

William A. Hockett                             Pamela Sherry
Myriad Genetics, Inc.                          Laboratory Corporation of America
801-584-3600                                   336-436-4855
bhockett@myriad.com                            investor@labcorp.com
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www.myriad.com                                 www.labcorp.com
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FOR IMMEDIATE RELEASE
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              MYRIAD GENETICS AND LABCORP FORM EXCLUSIVE PREDICTIVE
                           MEDICINE MARKETING ALLIANCE

  - LabCorp to Offer Myriad Products to 200,000 Physician Customers Throughout
                              the United States -

Salt Lake City, UT and Burlington, NC, December 4, 2001 - Laboratory Corporation of America Holdings (LabCorp) (NYSE: LH) and Myriad Genetics, Inc. (Nasdaq:
MYGN), today announced their new partnership to make Myriad's predictive medicine products broadly available to primary care physicians throughout the United States. LabCorp becomes Myriad's exclusive sales and distribution partner, marketing the products through its 600-person U.S. sales force. Myriad will also continue to market its products to oncologists through its own 85-person oncology sales force. All of Myriad's predictive medicine products are included in this new agreement, including the Company's three cancer predictive and its hypertension predictive products.

The Myriad predictive medicine products are to be marketed nationally to LabCorp's more than 200,000 physician customers. Myriad will perform the comprehensive DNA sequence-based tests at its high-capacity molecular diagnostics facility in Salt Lake City.

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These tests are performed to assess an individual's risk of developing hypertension and cancer, including breast cancer, ovarian cancer, colon cancer, uterine cancer and melanoma skin cancer. This agreement enables LabCorp to provide single-source access to a full complement of products ranging from disease predisposition to diagnosis and monitoring treatment. LabCorp may also enhance their product range by adding specific mutations discovered by Myriad to their screening panels that assess risk of developing disease.

"We are delighted to be selected to bring the products of a company as successful as Myriad Genetics to market," said LabCorp Chairman and CEO Thomas
P. Mac Mahon. "This collaboration with Myriad, coupled with the promise of developing an expanded relationship as additional important cancer tests become available, speaks to LabCorp's leadership and dedication in the field of genomics."

The agreement creates an immediate distribution pipeline into the primary care physician market for Myriad's predictive medicine products and establishes access for Myriad to LabCorp's network of clinical service centers where patients may have blood drawn and packaged for shipment to Myriad. For an upfront fee, LabCorp will receive the right to market Myriad's current predictive medicine products, and technology and rights to perform mutation detection tests. LabCorp is committed to help support through education, the expanded availability of these important services to men and women with a family history of cancer.

"We are very pleased to be working with LabCorp, a leading reference laboratory in the United States," commented Peter Meldrum, President and Chief Executive Officer of Myriad Genetics, Inc. "There is strong synergy in this alliance. Both LabCorp and Myriad have made substantial commitments to the molecular diagnostics field and the companies share the vision that predictive medicine products will play an essential role in the future prevention and treatment of disease."

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MYRIAD'S PREDICTIVE MEDICINE PRODUCTS
BRACAnalysis(R) - Myriad's largest-selling product assesses a woman's risk of
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developing breast or ovarian cancer. The test has become the standard of care in identification of individuals with hereditary breast and ovarian cancer. BRACAnalysis is reimbursed by insurance. Women with these mutations have a reported lifetime risk of breast cancer up to 87 percent, and a lifetime risk of ovarian cancer up to 44 percent

COLARIS(TM) - Myriad's fastest-growing product identifies individuals who have a
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high risk of developing colon cancer and uterine cancer. These individuals then receive earlier and more frequent monitoring and removal of pre-cancerous lesions, which can prevent colon cancer from occurring. Colorectal cancer is second only to lung cancer in the number of deaths it causes annually among Americans, with 57,000 people dying each year from the disease. The American Cancer Society estimates that 90 percent of people who are diagnosed with colorectal cancer would survive if the disease could be detected earlier.

MELARIS(TM) - Myriad's latest predictive medicine offering, MELARIS is used to
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identify individuals with a high risk of melanoma skin cancer. Individuals who test positive have a 50-fold increased risk of developing melanoma. This knowledge may prevent skin cancer through initiation of early and more frequent surveillance and removal of pre-cancerous lesions. Melanoma is growing at the second fastest rate of any cancer in the United States. Melanoma is lethal within five years in 86% of cases in which it has spread to another site in the body. However, when melanoma is diagnosed early, fewer than 10% of patients die within five years.

CardiaRisk(R) - One of the first products on the market to aid in determining
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the appropriate drug for the patient based on his or her genetic makeup,
CardiaRisk identifies patients with high blood pressure who are more likely to benefit from ACE inhibitor or AII receptor blocker classes of drugs. CardiaRisk also identifies individuals who are at increased risk for heart attacks. Individuals with an inherited mutation in AGT are far more likely to become hypertensive, experiencing a more severe form of the disease earlier in life.

About Myriad Genetics
Myriad Genetics, Inc. is a leading biopharmaceutical company focused on the development of novel therapeutic products derived from its proprietary genomic and proteomic technologies. The Company has established two wholly owned subsidiaries. Myriad Pharmaceuticals, Inc. develops and intends to market therapeutic compounds, and Myriad Genetic Laboratories, Inc. develops and markets proprietary predictive medicine and personalized medicine products. Myriad has established strategic alliances with Bayer, Eli Lilly, Hitachi, Novartis, Oracle, Pharmacia, Roche, Schering AG, Schering-Plough and Syngenta.

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About LabCorp
The first national clinical laboratory to fully embrace genomic testing, Laboratory Corporation of America(R) Holdings (LabCorp(R)) has been a pioneer in commercializing new diagnostic technologies. As a national laboratory with annual revenues of $1.9 billion in 2000 and over 18,000 employees, the company offers more than 4,000 clinical tests ranging from simple blood analyses to sophisticated molecular diagnostics. Serving more than 200,000 clients nationwide, LabCorp leverages its expertise in innovative clinical testing technology with its Centers of Excellence. The Center for Molecular Biology and Pathology, in Research Triangle Park, North Carolina, offers state-of-the-art molecular gene-based testing in infectious disease, oncology and genetics. Its National Genetics Institute in Los Angeles is an industry leader in developing novel, highly sensitive polymerase chain reaction (PCR) methods for testing hepatitis C and other blood borne infectious agents. LabCorp's Minneapolis-based Viro-Med offers molecular microbial testing using real time PCR platforms, while its Center for Esoteric Testing in Burlington, North Carolina, performs the largest volume of specialty testing in the network. LabCorp's clients include physicians, state and federal government, managed care organizations, hospitals, clinics, pharmaceutical and Fortune 1000 companies, and other clinical laboratories.

The discussion in this news release includes forward-looking statements that are subject to certain risks and uncertainties. Such statements are based on LabCorp's and Myriad Genetics' current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by forward-looking statements, including, but not limited to uncertainties as to the extent of future government regulation of LabCorp's and Myriad Genetics' businesses and competitive actions in the marketplace, uncertainties as to whether Myriad Genetics and its collaborators will be successful in developing, and obtaining regulatory approval for, and commercial acceptance of products; the risk that markets will not exist for products that Myriad Genetics develops or if such markets exist, that Myriad Genetics will not be able to sell products which it develops, at acceptable prices. All information in this press release is as of December 4, 2001, and LabCorp and Myriad undertake no duty to update this information unless required by law. Further information on potential factors that could affect LabCorp's or Myriad's financial results are included in each of the Companies' Form 10-K for the year ended December 31, 2000 and subsequent SEC filings.

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